OMNIBUS AMENDMENT NO. 2

        This Omnibus Amendment No. 2 (this “Supplement”), dated as of October 6, 2005, by and between IT&E INTERNATIONAL GROUP, a Nevada corporation (the “Company”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (the “Purchaser”), amends that certain Securities Purchase Agreement, dated as of October 18, 2004, by and between the Company and Purchaser (as amended, modified or supplemented from time to time, the “Securities Purchase Agreement”); that certain Registration Rights Agreement, dated as of October 18, 2004, by and between the Company and the Purchaser (as amended, modified or supplemented from time to time, the “Registration Rights Agreement”, collectively, with the Securities Purchase Agreement and the Related Agreements (as defined in the Securities Purchase Agreement), the “Funding Documents”). Capitalized terms used but not defined herein shall have the meanings given them in the Securities Purchase Agreement.

PREAMBLE

        WHEREAS, pursuant to the Funding Documents, the Purchaser agreed to loan the Company a total principal amount of $5,000,000 (“Loan Amount”), $2,500,000 of which was funded to the Company on October 18, 2004 and the remaining $2,500,000 of which was funded to the Restricted Account (as defined in the Securities Purchase Agreement); on April 14, 2005, the Purchaser agreed to release to the Company $500,000 from the Restricted Account; the Note is convertible into shares of the Company’s common stock (the “Note Shares”) at an initial fixed conversion price of $1.00;

        WHEREAS, pursuant to the Funding Documents, the Company agreed to register the Note Shares and Warrant Shares;

        WHEREAS, in connection with the Funding Documents, the Purchaser was granted a warrant to purchase 1,924,000 shares the Company’s common stock (the “Warrant”);

        WHEREAS, pursuant to the terms of the Funding Documents, the Company filed a registration statement with the United States Securities and Exchange Commission (“SEC”) on November 17, 2004 (the “Registration Statement”);

        WHEREAS, the SEC has issued comments to the Company ’s Registration Statement to the effect that shares attributable to the conversion of amount under Notes may not be registered until certain conditions have been met; and

        WHEREAS, in response to SEC comments to the Company’s Registration Statement, as of July 29, 2005, the Purchaser and the Company amended the Funding Documents, and released the sum of $2,039,233.32 which represented all of the funds held in the Restricted Account as of July 29, 2005 immediately prior to giving effect to such amendment; and

        WHEREAS, the Company and the Purchaser have determined that certain additional amendments are needed in connection with the foregoing and have agreed to make certain further changes to the Securities Purchase Agreement and Registration Rights Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Amendments.

            1.1 The Securities Purchase Agreement. The Purchaser and the Company hereby amend the Securities Purchase Agreement to delete Section 6.18 in its entirety and in its stead, to insert the text “Intentionally Omitted” in lieu thereof.

            1.2 The Registration Rights Agreement. The Purchaser and the Company hereby amend the Registration Rights Agreement to delete the defined terms “Effectiveness Date”and “Filing Date” contained therein and in their stead, to insert the following new definitions of same in lieu thereof:

“Effectiveness Date” means (i) with respect to the initial Registration Statement required to be filed hereunder, January 31, 2006 and (ii) with respect to each additional Registration Statement required to be filed hereunder, a date no later than thirty (30) days following the applicable Filing Date.

“Filing Date” means, with respect to (i) the initial Registration Statement required to be filed hereunder, November 30, 2005 and (ii) with respect to shares of Common Stock issuable to the Purchaser as a result of adjustments to the Fixed Conversion Price made pursuant to Section 3.4 of the Note or Section 4 of the Warrant or otherwise, thirty (30) days after the occurrence such event or the date of the adjustment of the Fixed Conversion Price.

        The Purchaser and the Company hereby agree and confirm that other than as set forth herein, the terms of the Registration Rights Agreement otherwise remain in full force and effect and, and without modification thereto.

        2. Waiver and Release by the Purchaser.

            2.1 Possible Violation of Section 5 of the Securities Act. The Purchaser, its respective officers, directors, agents, affiliates, control persons, and principal shareholders (the “Purchaser Affiliates”), hereby irrevocably waive and release and forever discharge the Company, its respective officers, directors, agents, affiliates, control persons, and principal shareholders (the “Company Affiliates”), from any and all claims, costs, expenses, liabilities, obligations, losses or damages of any nature (the “Losses”), incurred by or relating to any possible violation of Section 5 of the Securities Act of 1933, as amended, that may have occurred prior to the date hereof upon the Closing of the Securities Purchase Agreement, the filing of the Registration Statement, or the execution of the Monibus Amendment No. 1 or this Supplement.

            2.2 Waiver of Liquidated Damages. The Purchaser and the Purchaser Affiliates hereby irrevocably waive and release and forever discharge the Company and the Company Affiliates from any and all Losses, to the extent and only to the extent accrued and unpaid as of the date hereof, including any unpaid fees, penalties or liquidated damages provided for in the Registration Rights Agreement, as of the date hereof, incurred by or relating to the Company’s failure to register the Registerable Securities (as defined in the Registration Rights Agreement prior to the date of this Supplement) in accordance with the Funding Documents. For the avoidance of doubt, the Company shall not incur any such fees, penalties or Liquidated Damages unless and until the Company shall fail to refile a registration statement covering the Registrable Securities prior to the “Filing Date” as set forth in Section 1.2 above or such registration statement has not been declared effective prior to the “Effectiveness Date” as set forth in Section 1.2 above.

        3. Acknowledgments and Agreements with respect to various Related Agreements.

            3.1 For the avoidance of doubt, the Company hereby acknowledges and confirms its due authorization, execution and delivery of the Securities Purchase Agreement and all Related Agreements referred to therein (each as amended, restated, modified and/or supplemented through and including the date hereof) to which it is a party, including all instruments, financing statements, agreements, certificates and documents executed and delivered in connection therewith, and hereby ratifies all actions heretofore taken in connection therewith, including, without limitation, the acknowledgement, ratification and confirmation of the grant by the Company to the Purchaser of a security interest and charge, to the extent applicable, in the assets of the Company as more specifically set forth in the Securities Purchase Agreement and the Related Agreements referred to therein;

        4. Miscellaneous.

            4.1 This Supplement shall be effective as of the date hereof following the execution and delivery of same by each of the Company and Laurus.

            4.2 Except as specifically set forth in this Supplement, there are no other amendments to the Note, and all of the other forms, terms and provisions of the Note remain in full force and effect.

            4.3 This Supplement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS SUPPLEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Supplement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

[signature page follows]

        IN WITNESS WHEREOF, each of the parties hereto has executed this Supplement or has caused this Supplement to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

COMPANY:	PURCHASER:
IT&E INTERNATIONAL GROUP	LAURUS MASTER FUND, LTD.

By:	/s/ Peter Sollenne	By:	/s/ Eugene Grin
Name:	Peter Sollenne	Name:	Eugene Grin
Title:	Chief Executive Officer	Title:	Director

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